Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2017 RESULTS

Fourth-Quarter 2017 Highlights

–	Company Achieves Record Fourth-Quarter Net Revenues, Adjusted EBITDA

–	Same-Store Net Revenues, Adjusted EBITDA, Margins Up in All Operating Segments

–	Las Vegas Locals Posts 11th Straight Quarter of Same-Store Adjusted EBITDA Growth

–	Agreements Reached to Acquire 5 Properties in Missouri, Ohio, Indiana, Pennsylvania

LAS VEGAS - FEBRUARY 20, 2018 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2017.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Boyd Gaming finished a strong year with a record fourth-quarter performance, as every segment of our business delivered growth in net revenues, Adjusted EBITDA and operating margins. Our Nevada operations continued their long-term growth trajectory, with our 11th consecutive quarter of same-store Adjusted EBITDA gains in our Las Vegas Locals segment. Our regional operations showed further improvement, as our Midwest and South segment posted its best performance of the year. And we laid the groundwork for future growth, reaching agreements in December to acquire five properties in the Midwest and Northeast. In all, 2017 was an exceptional year for our Company, as we created significant value for our shareholders and positioned ourselves to continue delivering growth.”

Boyd Gaming achieved record fourth-quarter net revenues of $590.8 million, an increase of 6.5% from $554.8 million in the fourth quarter of 2016. Income from continuing operations, net of tax, for the fourth quarter 2017 was $82.2 million, or $0.71 per share, versus $10.7 million, or $0.10 per share, in the prior-year fourth quarter. The Company reported net income of $82.2 million, or $0.71 per share, for the fourth quarter of 2017, compared to $12.2 million, or $0.11 per share, for the year-ago period.

Total Adjusted EBITDA(1) was a fourth-quarter record of $148.4 million, up 6.9% from $138.8 million in the fourth quarter of 2016. Adjusted Earnings(1) for the fourth quarter 2017 were $25.6 million, or $0.22 per share, compared to Adjusted Earnings of $44.3 million, or $0.38 per share, for the same period in 2016.

Results for the fourth quarter include the operations of Cannery and Eastside Cannery, acquired by the Company on December 20, 2016. The Company’s fourth-quarter 2017 tax provision includes a $60.1 million noncash income tax benefit to recognize the impact of the recent federal tax legislation on its deferred tax liabilities. Results for the prior-year period included noncash intangible asset impairment charges of $36.9 million and $11.1 million of noncash income tax benefit resulting from the release of a previously recorded deferred tax asset valuation allowance. Discontinued operations for the fourth quarter of 2016 included $1.5 million in after-tax income for the Company’s share of a property tax recovery realized by Borgata Hotel Casino & Spa, which was sold on August 1, 2016.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, fourth-quarter 2017 net revenues were $217.6 million, up from $185.7 million in the year-ago quarter. Fourth-quarter 2017 Adjusted EBITDA grew to $64.5 million, compared to $52.8 million in the fourth quarter of 2016. Fourth-quarter 2017 results include a full quarter of contributions from Cannery and Eastside Cannery, both acquired on December 20, 2016.

On a same-store basis, the Las Vegas Locals segment, including Aliante, posted its fourth consecutive quarter of double-digit Adjusted EBITDA growth, as every major Locals property reported year-over-year increases in both revenue and Adjusted EBITDA. Same-store operating margins also continued to improve, rising 265 basis points year-over-year. Results benefited from continued operating efficiencies, refinements to marketing programs and strong economic conditions.

During the fourth quarter, Cannery and Eastside Cannery each continued to grow Adjusted EBITDA at a double-digit pace over their 2016 standalone results. Results at these properties reflect the realization of synergies, marketing and operational enhancements, and a growing regional economy.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $64.4 million in the fourth quarter of 2017, up 3.9% from $62.0 million in the year-ago period. Adjusted EBITDA rose 8.5% to $16.8 million, versus $15.5 million in the fourth quarter of 2016.

Net revenues, Adjusted EBITDA and operating margins all increased at each of the three downtown properties, driven by continued growth in visitation throughout the Downtown area, as well as further increases in play from the Company’s Hawaiian customer segments.

Midwest and South
In the Midwest and South segment, net revenues were $308.8 million, an increase from $307.2 million in the fourth quarter of 2016. Adjusted EBITDA was $86.3 million, up slightly from $86.1 million in the year-ago period. Included in fourth-quarter 2016 Adjusted EBITDA results was a one-time, favorable property tax adjustment of $2.9 million.

The segment reported its strongest quarterly results of the year, driven by refinements to operations, increasingly effective marketing programs, and healthy economic conditions in most markets. Broad-based improvements in operating results were partially offset by the impact of Hurricane Nate, which forced the temporary closure of the IP and Treasure Chest in early October.

Full-Year 2017 Results
For the full year ended December 31, 2017, Boyd Gaming reported record net revenues of $2.38 billion, compared to $2.18 billion for the full-year 2016. Total Adjusted EBITDA(1) for 2017 reached a record $595.6 million, up 11.1% from $536.3 million in the prior year. Income from continuing operations, net of tax, was $167.8 million, or $1.45 per share, compared to $205.5 million, or $1.78 per share, in the prior year.

Results for the current year include the operations of Aliante, acquired by the Company on September 27, 2016, as well as Cannery and Eastside Cannery, acquired on December 20, 2016. The Company’s tax provision for the year ended December 31, 2017, includes a $60.1 million noncash benefit due to the recent federal tax legislation. The prior-year results included noncash intangible asset impairment charges of $38.3 million and pretax losses on the early extinguishments of debt of $42.4 million. In addition, the Company’s full-year 2016 results were favorably impacted by $201.5 million of noncash income tax benefits resulting from the release of a previously recorded deferred tax asset valuation allowance.

The Company reported net income, including discontinued operations, of $189.2 million, or $1.64 per share, for the full year 2017, compared to net income of $418.0 million, or $3.63 per share, for the prior year. Discontinued operations for both periods include results from the Company’s equity interest in Borgata, while full-year 2016 results also included a $181.7 million after-tax gain from the third-quarter 2016 sale of the equity interest. Adjusted Earnings(1) for the full year 2017 were $118.8 million, or $1.03 per share, up from Adjusted Earnings of $104.6 million, or $0.91 per share, for the same period in 2016.

Balance Sheet Statistics
As of December 31, 2017, Boyd Gaming had cash on hand of $203.1 million, and total debt of $3.12 billion.

Full Year 2018 Guidance
For the full year 2018, Boyd Gaming projects total Adjusted EBITDA of $600 million to $620 million. This guidance includes the anticipated impact of a new competitor near Blue Chip in Indiana. It does not include any contributions from the Company’s pending acquisitions.

Conference Call Information
Boyd Gaming will host a conference call to discuss fourth-quarter and full-year 2017 results today, February 20, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 7739278. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/24522

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, February 20, beginning at 7:00 p.m. Eastern and continuing through Tuesday, February 27, at 11:59 p.m. Eastern. The conference number for the replay will be 10116973. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2017	2016	2017	2016
Revenues
Gaming	$489,995	$461,129	$1,972,422	$1,820,176
Food and beverage	87,846	79,190	349,271	306,145
Room	45,020	42,591	188,689	170,816
Other	34,103	31,678	132,695	122,416
Gross revenues	656,964	614,588	2,643,077	2,419,553
Less promotional allowances	66,132	59,765	259,370	235,577
Net revenues	590,832	554,823	2,383,707	2,183,976
Operating costs and expenses
Gaming	232,056	222,320	923,266	880,716
Food and beverage	47,986	45,389	194,524	170,053
Room	12,138	11,206	52,196	44,245
Other	18,953	19,900	77,129	76,719
Selling, general and administrative	86,099	80,323	362,037	322,009
Maintenance and utilities	26,955	23,309	109,462	100,020
Depreciation and amortization	55,794	52,395	217,522	196,226
Corporate expense	24,760	22,785	88,148	72,668
Project development, preopening and writedowns	5,723	10,634	14,454	22,107
Impairments of assets	(426)	36,862	(426)	38,302
Other operating items, net	193	(271)	1,900	284
Total operating costs and expenses	510,231	524,852	2,040,212	1,923,349
Operating income	80,601	29,971	343,495	260,627
Other expense (income)
Interest income	(451)	(455)	(1,818)	(2,961)
Interest expense, net of amounts capitalized	43,397	42,537	173,108	212,692
Loss on early extinguishments and modifications of debt	729	—	1,582	42,364
Other, net	(715)	402	(184)	545
Total other expense, net	42,960	42,484	172,688	252,640
Income (loss) from continuing operations before income taxes	37,641	(12,513)	170,807	7,987
Income taxes (provision) benefit	44,509	23,255	(3,006)	197,486
Income from continuing operations, net of tax	82,150	10,742	167,801	205,473
Income from discontinued operations, net of tax	—	1,478	21,392	212,530
Net income	$82,150	$12,220	$189,193	$418,003

Basic net income per common share
Continuing operations	$0.72	$0.10	$1.46	$1.79
Discontinued operations	—	0.01	0.19	1.86
Basic net income per common share	$0.72	$0.11	$1.65	$3.65
Weighted average basic shares outstanding	114,506	115,017	114,957	114,507

Diluted net income per common share
Continuing operations	$0.71	$0.10	$1.45	$1.78
Discontinued operations	—	0.01	0.19	1.85
Diluted net income per common share	$0.71	$0.11	$1.64	$3.63
Weighted average diluted shares outstanding	115,205	115,604	115,628	115,189

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2017	2016	2017	2016
Net Revenues by Reportable Segment
Las Vegas Locals (a)	$217,633	$185,654	$858,921	$647,867
Downtown Las Vegas	64,406	61,962	243,543	236,385
Midwest and South	308,793	307,207	1,281,243	1,299,724
Net revenues	$590,832	$554,823	$2,383,707	$2,183,976

Adjusted EBITDA by Reportable Segment
Las Vegas Locals (a)	$64,481	$52,803	$249,943	$176,420
Downtown Las Vegas	16,778	15,458	54,535	52,420
Midwest and South	86,313	86,060	364,193	367,365
Property Adjusted EBITDA	167,572	154,321	668,671	596,205
Corporate expense (b)	(19,196)	(15,520)	(73,046)	(59,875)
Adjusted EBITDA	148,376	138,801	595,625	536,330

Other operating costs and expenses
Deferred rent	290	817	1,267	3,266
Depreciation and amortization	55,794	52,395	217,522	196,226
Share-based compensation expense	6,201	8,393	17,413	15,518
Project development, preopening and writedowns	5,723	10,634	14,454	22,107
Impairments of assets	(426)	36,862	(426)	38,302
Other operating items, net	193	(271)	1,900	284
Total other operating costs and expenses	67,775	108,830	252,130	275,703
Operating income	80,601	29,971	343,495	260,627
Other expense (income)
Interest income	(451)	(455)	(1,818)	(2,961)
Interest expense, net of amounts capitalized	43,397	42,537	173,108	212,692
Loss on early extinguishments and modifications of debt	729	—	1,582	42,364
Other, net	(715)	402	(184)	545
Total other expense, net	42,960	42,484	172,688	252,640
Income (loss) from continuing operations before income taxes	37,641	(12,513)	170,807	7,987
Income taxes (provision) benefit	44,509	23,255	(3,006)	197,486
Income from continuing operations, net of tax	82,150	10,742	167,801	205,473
Income from discontinued operations, net of tax	—	1,478	21,392	212,530
Net income	$82,150	$12,220	$189,193	$418,003
_______________________________________________
(a) The Las Vegas Locals segment results for the three months and year ended December 31, 2017 and 2016, include Aliante Casino + Hotel + Spa, which was acquired on September 27, 2016, and Cannery Casino Hotel and Eastside Cannery Casino and Hotel, which were acquired on December 20, 2016.
(b) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2017	2016	2017	2016
Corporate expense as reported on Consolidated Statements of Operations	$24,760	$22,785	$88,148	$72,668
Corporate share-based compensation expense	(5,564)	(7,265)	(15,102)	(12,793)
Corporate expense as reported on the above table	$19,196	$15,520	$73,046	$59,875

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Income to Adjusted Earnings and Net Income Per Share
to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2017	2016	2017	2016
Net income	$82,150	$12,220	$189,193	$418,003
Less: income from discontinued operations, net of tax	—	(1,478)	(21,392)	(212,530)
Income from continuing operations, net of tax	82,150	10,742	167,801	205,473
Pretax adjustments:
Project development, preopening and writedowns	5,723	10,634	14,454	22,107
Impairments of assets	(426)	36,862	(426)	38,302
Adjustment of property tax accruals	—	(2,864)	—	(2,864)
Other operating items, net	193	(271)	1,900	284
Loss on early extinguishments and modifications of debt	729	—	1,582	42,364
Other, net	(715)	402	(184)	545
Total adjustments	5,504	44,763	17,326	100,738

Income tax effect for above adjustments	(1,964)	(134)	(6,231)	(104)
Impact of tax legislation	(60,091)	—	(60,091)	—
Impact of release of tax valuation allowance	—	(11,085)	—	(201,525)
Adjusted earnings	$25,599	$44,286	$118,805	$104,582

Net income per share, diluted	$0.71	$0.11	$1.64	$3.63
Less: income from discontinued operations per share	—	(0.01)	(0.19)	(1.85)
Income from continuing operations per share	0.71	0.10	1.45	1.78
Pretax adjustments:
Project development, preopening and writedowns	0.05	0.09	0.13	0.19
Impairments of assets	—	0.32	—	0.33
Adjustment of property tax accruals	—	(0.02)	—	(0.02)
Other operating items, net	—	—	0.01	—
Loss on early extinguishments and modifications of debt	0.01	—	0.01	0.37
Other, net	(0.01)	—	—	0.01
Total adjustments	0.05	0.39	0.15	0.88

Income tax effect for above adjustments	(0.02)	—	(0.05)	—
Impact of tax legislation	(0.52)	—	(0.52)	—
Impact of release of tax valuation allowance	—	(0.11)	—	(1.75)
Adjusted earnings per share, diluted	$0.22	$0.38	$1.03	$0.91

Weighted average diluted shares outstanding	115,205	115,604	115,628	115,189

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, loss on early extinguishments and modifications of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income before project development, preopening and writedown expenses, impairments of assets, certain adjustments to property tax accruals, other items, net, gain or loss on early extinguishments and modifications of debt, other non-recurring adjustments, net, the impact on Boyd’s income tax provision of recent tax legislation and from the release of valuation allowances on deferred tax assets and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s continued long-term growth trajectory, the continuation of positive trends throughout the business, re-investment in the business, returning capital to shareholders, strong regional conditions, operational efficiencies and successful marketing refinements, statements regarding the Company’s pending acquisitions, and all of the statements under the heading “Full Year 2018 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; the consummation of the Company’s pending acquisitions on the terms and timing as currently anticipated, or at all; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 24 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.